Exhibit  99




SYSCO                                                       [SYSCO LOGO OMITTED]
--------------------------------------------------------------------------------
SYSCO Corporation                                           NEWS RELEASE
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390

FOR IMMEDIATE RELEASE
                                          FOR MORE INFORMATION
                                          CONTACT: Diane Day Sanders
                                                   Vice President and Treasurer



           SYSCO Records 23 Percent EPS Growth, Strong Sales Momentum
                            For First Quarter FY 2000

         Houston, October 20, 1999 -- SYSCO Corporation (NYSE: SYY) today reported exceptionally strong diluted first quarter fiscal 2000 earnings per share of $0.32, before the accounting change discussed below, 23 percent higher than the $0.26 per share achieved during the first quarter of the prior year. Excellent momentum boosted sales 11 percent to $4.7 billion for the period ended October 2, 1999, as compared to $4.2 billion during the first quarter a year earlier. Net earnings before the accounting change reached $105.7 million versus $86.4 million in the same period of fiscal 1999, a 22 percent increase.

         Net earnings and earnings per share exclude a one-time non-cash charge of $8 million, or $0.02 per share, to comply with the required adoption of AICPA Statement of Position 98-5 (SOP-98-5), "Reporting on the Costs of Start-up Activities." SOP-98-5 requires the write-off of any unamortized costs of start-up activities and organization costs. Going forward such costs will be expensed as incurred.

         Bill M. Lindig, chairman and chief executive officer, said, "Our strategy of building relationships that enhance the profitability of our marketing associate-served, or independent, restaurant customers continues to contribute significantly to our success. The outstanding sales momentum experienced during the final quarter of last year extended throughout the first quarter of fiscal 2000 as sales to the independent segment grew at a healthy double-digit pace. Overall real sales growth reached 10.2 percent, after eliminating the effects of 1.1 percent for acquisitions and 0.2 percent for deflation in food costs. Additional factors contributing to our profit growth are the operating efficiencies being realized now that the majority of the costs related to the three-year conversion and rollout of SYSCO's company-wide information systems are substantially behind us."

         Mr. Lindig also noted that SYSCO(R) Brand products continue to gain acceptance by customers, particularly the marketing associate-served segment, as they enhance their profitability. SYSCO Brand sales have grown to approximately 50 percent of traditional foodservice sales versus 48 percent last year.

         Three acquisitions that closed during the quarter include two Certified Angus Beef fresh-cut steak and center-of-the-plate distribution operations, Buckhead Beef of Atlanta and Newport Meat Company of Irvine, California, as well as Doughtie's Foods, a full-service distributor based in Portsmouth, Virginia. "Buckhead and Newport represent the `best of the best' in their field," Mr. Lindig said. "This is an opportunity for SYSCO to provide a consistent supply of fresh-cut steaks and other protein products in demand in the foodservice arena and these companies have been immediately accretive to the company's results. The Doughtie's acquisition will allow SYSCO to expand its market presence and enable us to provide better service to existing customers that are currently being supplied from SYSCO's Pocomoke, Maryland operation." SYSCO has also signed a letter of intent to acquire a third custom-cutting meat specialist, Malcolm Meats. This acquisition, located near Toledo, Ohio, is expected to close by December.

         "Strong economic growth and high consumer confidence continue to provide exciting opportunities," Mr. Lindig said in conclusion. "As we move into the second quarter, we anticipate additional efficiencies and strong ongoing growth. We remain committed to supporting the needs of our customers and assisting them in achieving success. Last year we strengthened that commitment by formalizing our objectives and strategies for providing complete customer satisfaction through the C.A.R.E.S. initiative - Customers Are Really Everything to SYSCO. By enabling our customers to be successful, we continue to build a solid framework for our own success and position SYSCO to achieve its financial objectives."

The comparative financial data for the first quarter of fiscal years 2000 and 1999 are summarized below.


($000 omitted)                                                     For the 13 Weeks Ended
                                                       -----------------------------------------------------
                                                             Oct. 2, 1999                Sept. 26, 1998
                                                       --------------------------    -----------------------
Sales                                                     $      4,657,034            $   4,192,630
Costs and expenses
    Cost of sales                                                3,793,200                3,426,045
    Operating expenses                                             674,244                  607,812
    Interest expense                                                17,944                   16,931
    Other, net                                                       (189)                      170
                                                           ---------------            -------------
    Total costs and expenses                                     4,485,199                4,050,958
                                                           ---------------            -------------
Earnings before income taxes                                       171,835                  141,672
Income taxes                                                        66,156                   55,252
                                                           ----------------           -------------
Net earnings before accounting change                              105,679                   86,420
 Cumulative effect of accounting change                            (8,041)                   - - -
                                                           ----------------           -------------
Net earnings                                               $        97,638            $      86,420
                                                           ================           =============

Earnings before accounting change:
   Basic earnings per share                                $          0.32            $        0.26
                                                           ================           =============
   Diluted earnings per share                              $          0.32            $        0.26
                                                           ================           =============

Cumulative effect of accounting change:
   Basic earnings per share                                $        (0.02)            $      - - -
                                                           ================           =============
   Diluted earnings per share                              $        (0.02)            $      - - -
                                                           ================           =============

Net earnings:
   Basic earnings per share                                $          0.30            $        0.26
                                                           ================           =============
   Diluted earnings per share                              $          0.29            $        0.26
                                                           ================           =============

Average shares outstanding                                     328,925,219              334,849,272
                                                           ================           =============
Diluted average shares outstanding                             333,487,155              338,184,255
                                                           ================           =============

         SYSCO, listed on the New York Stock Exchange, is the largest foodservice marketing and distribution organization in North America. Generating annualized sales in excess of $18.5 billion, the company provides products and services to approximately 325,000 restaurants, healthcare and educational institutions, lodging establishments and other foodservice operations. The SYSCO distribution network extends throughout the entire contiguous United States, as well as portions of Alaska and Canada.

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding annualized sales, sales momentum, continued acceptance of SYSCO Brand products, industry growth, second quarter projections, improved operating efficiencies related to information systems and acquisitions. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the possibility that the company's information systems will not operate as anticipated and therefore not provide the company with a competitive edge, risks relating to the integration of acquired companies, the company's low margins, leverage and debt risks and other risk factors detailed in the company's Form 10-K for the fiscal year ended July 3, 1999 filed with the Securities and Exchange Commission.